Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Coeur Mining, Inc. of our report dated March 11, 2024 relating to the financial statements and effectiveness of internal control over financial reporting of SilverCrest Metals Inc., which appear in Exhibit 99.2 to SilverCrest Metals Inc.’s Annual Report on Form 40-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada
January 28, 2025